UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 13, 2008


                        LOCATEPLUS HOLDINGS CORPORATION
                          (Exact name of registrant as

                           specified in its charter)

                                   000-49957
                            (Commission File Number)

                  DELAWARE                           04-3332304
      (State or other jurisdiction                (I.R.S. Employer
            of incorporation)                     Identification No.)

                         100 CUMMINGS PARK, SUITE 235M
                                BEVERLY, MA 01915
             (Address of principal executive offices, with zip code)

                                 (978) 921-2727
                        (Registrant's telephone number,
                              including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

In a letter to shareholders, attached hereto as exhibit 99.1, the Company announced unaudited second quarter results stating the following:

In the first quarter 2008, revenue was $2,113,225, up over the first quarter 2007, of $2,090,156, or 1%. In the second quarter 2008, revenue was $2,102,768, up over the second quarter 2007, of $2,066,265, or 2%. These quarters represent the first quarters with year over year increases in five successive quarters of year over year declines. More importantly, total operating expenses in the first quarter 2008 were $2,092,761 versus $2,775,962 in the first quarter of 2007, or a 25% improvement. Total operating expenses in the second quarter 2008 were $2,075,271 versus $2,181,570 in the second quarter of 2007, or an improvement of 3%. The result was an operating profit for through the first six months of $47,962 in 2008, versus a loss in the first six months of $(801,111) in 2007, an improvement of 106%. Despite these achievements, we are still not yet bottom line profitable. We continue to face the challenge of servicing our debt



ITEM 7.01 REGULATION FD DISCLOSURE

On August 13, 2008 the Company filed a press release which contained a shareholder letter attached hereto as exhibit 99.1


ITEM 9.01

The following exhibit is being filed or furnished with this report.

99.1     Copy of Shareholder Letter dated August 13, 2008




                        SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     LOCATEPLUS  HOLDINGS  CORPORATION

Date:  August 13, 2008

By: /s/  James  Fields
-----------------------
James  Fields
President and CEO